EXHIBIT 99.1

Edwards Lifesciences Corporation One Edwards Way Irvine, CA USA 92614 Phone: 949.250.2500 Fax: 949.250.2525 www.edwards.com

Media Contact: Amy Meshulam, 949-250-4009
Investor Contact: Mark Wilterding, 949-250-6826

EDWARDS LIFESCIENCES COMMENTS ON FTC’S ACTION TO BLOCK PROPOSED ACQUISITION OF JENAVALVE

IRVINE, CA – August 6, 2025 – Edwards Lifesciences (NYSE: EW) announced today that the U.S. Federal Trade Commission (FTC) moved to block the company’s proposed acquisition of JenaValve Technology.
Edwards disagrees with FTC’s decision and believes it will limit the availability of an important treatment option for patients suffering from aortic regurgitation (AR). The company further believes the acquisition of JenaValve will accelerate the availability, adoption and continued innovation of a life-saving treatment for patients suffering from AR.
AR is a deadly and progressive disease that affects a significant and growing number of patients, many of whom currently have limited treatment options.
Edwards intends to continue to pursue regulatory approval of the acquisition and estimates a final determination by the end of Q1 2026.
In light of FTC’s action, Edwards is revising its full-year 2025 financial guidance. There is no impact to revenue guidance. The company is increasing its adjusted1 Earnings Per Share (EPS) guidance for the full year to the high-end of $2.45-$2.55, up from the high-end of $2.40-$2.50. There will be minimal impact to the company’s Q3 adjusted EPS guidance.

[1] Adjusted earnings per share is a non-GAAP item computed on a diluted basis and in this release also excludes certain litigation expenses, amortization of intangible assets, loss on impairment and separation costs. See “Non-GAAP Financial Information” in this release. Diluted earnings per share are from continuing operations.

About Edwards Lifesciences
Edwards Lifesciences is the leading global structural heart innovation company, driven by a passion to improve patient lives. Through breakthrough technologies, world-class evidence and partnerships with clinicians and healthcare stakeholders, our employees are inspired by our patient-focused culture to deliver life-changing innovations to those who need them most. Discover more at www.edwards.com and follow us on LinkedIn, Facebook, Instagram and YouTube.

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements contained in this release to be covered by the safe harbor provisions of such Acts. These forward-looking statements can sometimes be identified by the use of forward-looking words, such as “may,” “might,” “believe,” “will,” “expect,” “project,” “estimate,” “should,” “anticipate,” “plan,” “goal,” “continue,” “seek,” “intend,” “optimistic,” “aspire,” “confident” and other forms of these words and include, but are not limited to, statements regarding the continued pursuit of regulatory approval, a final determination of the transaction by the end of the first quarter of 2026, impact on patient lives and the company’s revised financial guidance and other statements that are not historical facts. Forward-looking statements are based on estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain and difficult to predict. Our forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement. Investors are cautioned not to unduly rely on such forward-looking statements.

Forward-looking statements involve risks and uncertainties that could cause results to differ materially from those expressed or implied by the forward-looking statements based on a number of factors as detailed in the company's filings with the Securities and Exchange Commission. These filings, along with important safety information about our products, may be found at Edwards.com.

Non-GAAP Financial Information
Projections for diluted earnings per share from continuing operations are provided on a non-GAAP basis as adjusted to exclude certain litigation expenses, amortization of intangible assets, loss on impairment, and separation costs. The company is not able to provide a reconciliation of the non-GAAP guidance to comparable GAAP measures due to the unknown effect, timing, and potential significance of special charges or gains, and management’s inability to forecast charges associated with future transactions and initiatives.

Edwards, Edwards Lifesciences, and the stylized E logo, are trademarks of Edwards Lifesciences Corporation. All other trademarks are the property of their respective owners.

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